U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 2
                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      Effective Sport Nutrition Corporation
                      -------------------------------------
             (Exact name of registrant as specified in its charter)

Nevada                          5499                                  45-0460095
------                          ----                                  ----------
(State or other       (Primary Standard Industrial              (I.R.S. Employer
jurisdiction of        Classification Code Number)           Identification No.)
incorporation or
organization)

1928 Oakland Drive, Bismarck, North Dakota                                 58504
------------------------------------------                                 -----
(Address of registrant's principal executive offices)                 (Zip Code)

                                 (701) 222-3446
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                             Michael J. Muellerleile
                                 Stepp Law Group
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                  949.660.9700
                             Facsimile 949.660.9010
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          -------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          -------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

================================== =================== ==================== ======================= ================
       Title of each class               Amount         Proposed maximum       Proposed maximum        Amount of
          of securities                  to be           offering price           aggregate          registration
        to be registered               registered           per share           offering price            fee
---------------------------------- ------------------- -------------------- ----------------------- ----------------
Common Stock, $.001 par value          4,184,000              $0.25               $1,046,000            $276.14
================================== =================== ==================== ======================= ================

The offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                     Effective Sport Nutrition Corporation,
                              a Nevada corporation

                        4,184,000 Shares of Common Stock

This prospectus relates to 4,184,000 shares of common stock of Effective Sport Nutrition Corporation, a Nevada corporation, which are issued and outstanding shares of our common stock, acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. There currently is no market for our common stock, and we have not applied for listing or quotation on any public market.

See "Risk Factors" on pages 5 to 7 for factors to be considered before investing in the shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 The date of this prospectus is November 1, 2001
                             Subject to completion.

                            TABLE OF CONTENTS

Prospectus Summary ...........................................................4
Risk Factors..................................................................5
Use of Proceeds...............................................................7
Determination of Offering Price...............................................7
Dilution      ................................................................7
Selling Security Holders......................................................8
Plan of Distribution..........................................................9
Legal Proceedings............................................................10
Directors, Executive Officers, Promoters and Control Persons.................11
Security Ownership of Certain Beneficial Owners and Management...............12
Description of Our Securities................................................12
Interest of Named Experts and Counsel........................................12
Disclosure of Commission Position on Indemnification for
Securities Act Liabilities...................................................12
Organization Within Last Five Years..........................................13
Description of Business......................................................13
Management's Discussion and Analysis of Financial Condition
and Results of Operations....................................................18
Description of Property......................................................21
Certain Relationships and Related Transactions...............................21
Market for Common Equity and Related Stockholder Matters.....................22
Executive Compensation.......................................................22
Financial Statements.........................................................22
Changes in and Disagreements with Accountants on Accounting
and Financial Disclosure.....................................................41
Legal Matters................................................................41
Experts......................................................................41
Additional Information.......................................................41
Indemnification of Directors and Officers....................................41
Other Expenses of Issuance and Distribution..................................42
Recent Sales of Unregistered Securities......................................42
Exhibits.....................................................................42
Undertakings.................................................................42
Signatures    ...............................................................43

Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary
------------------

Our Business:                      Our principal business address is 1928
                                   Oakland Drive, Bismarck, North Dakota 58504.
                                   Our telephone number is 701.222.3446.

                                   We are a mail order source of vitamin
                                   products, nutritional supplements and
                                   minerals. Our products are typically priced at discounts ranging from 20% to 40% less than manufacturers' suggested retail prices. We offer our customers reliable product delivery, superior customer service and a convenient and informative shopping experience. We offer an extensive selection of vitamins, nutritional supplements and minerals, including premium brand products, a comprehensive line of herbal formulas, homeopathic products, personal care items, body building supplements, and healthcare products.

                                   In addition to expanding our marketing
                                   efforts to include traditional distribution channels for our products, such as health food stores and fitness centers, we intend to develop an Internet presence to both market and distribute our products. We anticipate that our proposed website will link consumers to health-related informational websites, as well as links to third-party information sources designed to assist consumers in making informed health and fitness decisions.

Summary Financial Information:     The summary financial information set forth
                                   below is derived from the more detailed
                                   financial statements appearing elsewhere in this Form SB-2. We have prepared our financial statements contained in this Form
                                   SB-2 in accordance with generally accepted accounting principles in the United States.
                                   All information should be considered in
                                   conjunction with our consolidated financial statements and the notes contained elsewhere in this Form SB-2.

 Income Statement                 June 30, 2001              December 31, 2000
------------------               --------------             ------------------

  Revenue                                  9,762                         21,804

  Gross Profit (Loss)                      1,745                          4,794

  Net Income (Loss)                      (40,819)                         1,091

  Net Income (Loss) Per Share               (.00)                           .00




  Balance Sheet                   June 30, 2001              December 31, 2000
------------------               --------------             ------------------

  Total Assets                            5,913                          5,607

  Total Liabilities                         500                          1,265

  Shareholders' Equity                    5,413                          4,342



 Key Elements of      o    The selling security holders want to sell 4,184,000
 the Offering:             shares of our common stock.
 --------------       o    12,184,000 shares of our common stock are issued and
                           outstanding.
                      o    We will not receive any of the proceeds from the sale
                           of those shares being offered.

                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative and involves a significant and substantial number of risks. Any person who is not in a position to lose the entire amount of his investment should forego purchasing our common stock.


We have incurred a net loss since inception and expect to incur net losses for the foreseeable future.

As of June 30, 2001, our losses since inception were approximately $40,819. We expect to continue to incur significant operating and capital expenditures for marketing expenses and expanding our online presence. As a result, we expect significant net losses in the future. We anticipate that we will need to generate significant revenues to achieve and maintain profitability. We cannot guaranty that we will be able to achieve profitable operations or, if profitability is achieved, that it will be maintained for any significant period, or at all.

If any of our suppliers decide they no longer desire to provide with our products, we will forced to find alternative suppliers.

Our products are currently supplied by Just Natural Growth, JNJ Health Distributing, Super Natural Distributors, and Fortite Distributors. These products are our only current potential source of revenue and we do not currently have any other source for these products. We expect to rely on only four suppliers for our products and promotional services for the foreseeable future. In the event that those suppliers decide they no longer desire to provide with our products, we may be forced to locate alternative suppliers. We cannot guaranty that we will be able to obtain our products from alternative suppliers. Failure to obtain alternative sources will disrupt our operations and hinder our ability to generate revenues.

We may not have adequate resources to market our products and compete successfully with numerous resellers, manufacturers and wholesalers, including online companies.


Some of our competitors may have greater access to capital than we do and may use these resources to engage in aggressive advertising and marketing campaigns. The current prevalence of aggressive advertising and promotion may generate pricing pressures to which we must respond. We expect that competition will continue to increase, primarily in the online market, because of the relative ease with which new websites may be developed. The nature of the Internet as an electronic marketplace may facilitate competitive entry and comparison-shopping and may also render online commerce inherently more competitive than traditional retailing formats. Increased competition may reduce our gross margins, cause us to lose market share and decrease the value of the Effective Sport Nutrition brand.


We may be unable to establish distributor outlets in key locations, which will hinder our ability to expand our operations.

In order to expand our operations, we must establish distributor outlets in key locations. Our failure to establish such locations will hinder our ability to expand the size of our operations. In addition, a lack of distribution outlets may limit our ability to fulfill orders in a timely manner. We may not be able to establish distributor outlets in key locations.


We may be liable for products that we sell. Any claims or adverse judgments against us may reduce our financial resources or hinder our reputation.

We face an inherent risk of exposure to product liability claims if the use of our products results in illness or injury. If we do not have adequate insurance or contractual indemnification, product liability claims could significantly reduce our financial resources. Manufacturers and distributors of vitamins, nutritional supplements and minerals have been named as defendants in product liability lawsuits from time to time. The successful assertion or settlement of an uninsured claim, a significant number of insured claims or a claim exceeding the limits of any insurance coverage that we may acquire would harm us by adding additional costs to our business and by diverting the attention of our senior management from the operation of our business.

Because we depend on third-party shippers, we may not be to deliver our products in a timely manner which may reduce our revenues.

All of our products are currently sold via mail order. Therefore, our product distribution relies on third-party delivery services, including the United States Postal Service, United Parcel Service and Federal Express. Strikes by employees of those third party delivery services and other interruptions may delay the timely delivery of customer orders, and customers may refuse to purchase our products because of this loss of convenience. Those interruptions or delays may decrease our revenues and hinder our reputation.

Extensive governmental regulation could limit our sales or add significant additional costs to our business.

Because the online market for vitamins, nutritional supplements and minerals is relatively new, there is little common law or regulatory guidance that clarifies the manner in which government regulation impacts online sales. Governmental regulation may limit our sales or add significant additional costs to our business. The two principal federal agencies that regulate dietary supplements, including vitamins, nutritional supplements and minerals, are the Food and Drug Administration, or FDA, and the Federal Trade Commission or FTC. Among other matters, FDA regulations govern claims that assert the health or nutritional value of a product. Many FDA and FTC remedies and processes, including imposing civil penalties and commencing criminal prosecution, are available under federal statutes and regulations if product claims violate the law. Similar enforcement action may also result from noncompliance with other regulatory requirements, such as FDA labeling rules. The FDA also reviews some product claims that companies must submit for agency evaluation and may find them unacceptable. State, local and foreign authorities may also bring enforcement actions for violations of these laws.

We anticipate that we may need to raise additional capital to expand our operations. Our failure to raise additional capital will significantly limit our expansion and business development.

To expand our operations, we will be required to raise additional funds. We cannot guaranty that we will be able to obtain additional financing at commercially reasonable rates. Our failure to obtain additional funds would significantly limit or eliminate our ability to expand our operations. We anticipate that we may seek additional funding through public or private sales of our securities. That could include equity securities, or through commercial or private financing arrangements. Adequate funds may not be available when needed or on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, we may be required to limit any proposed operations or expansion. In addition, our ability to raise additional capital through the sale of our stock may be harmed by competing resales of our common stock by the selling security holders. These sales would make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate because the selling security holders may offer to sell their shares of common stock to potential investors for less than we do.


Because our officers, directors and principal security holders, as a group, have significant voting control, they will be in a position to control matters requiring approval of our shareholders.

Our directors, officers and principal security holders beneficially own, in the aggregate, approximately 65.66% of our outstanding shares of common stock. Our principal security holders may be able to control matters requiring approval by our security holders, including the election of directors. Moreover, our officers, directors and principal security holders may have different interests from those interests of unaffiliated shareholders. Due to the overwhelming control by those principal shareholders, we may reject business combinations or change of control attempts that benefit the unaffiliated shareholders. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into different transactions which require shareholder approval because those principal shareholders can control the shareholder vote. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new or enhanced products by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in the medical services sector may have a significant impact on the market price of our shares. Moreover, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

Because we lack a public market for shares of our common stock, the selling security holders will arbitrarily determine the offering price of the shares. Therefore, investors may lose all or part of their investment if the price of their shares is too high.

Our common stock is not publicly traded and we do not participate in an electronic quotation medium for securities traded outside the Nasdaq Stock Market. We cannot guaranty that an active public market for our stock will develop or be sustained. Therefore, the selling security holders may arbitrarily determine the offering price of shares of our common stock. Accordingly, purchasers may lose all or part of their investments if the price of their shares is too high. A purchase of our stock in this offering would be "unsuitable" for a person who cannot afford to lose his entire investment.


Forward Looking Statements
--------------------------


Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds
---------------

We will not receive any proceeds from the sale of shares of our common stock being offered by the selling security holders.

Determination of Offering Price
-------------------------------

Factors Used to Determine Share Price. The selling security holders may sell our common stock at prices then prevailing or related to the then current market price or at negotiated prices. The offering price has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of the shares of our common stock indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution
---------

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.

Selling Security Holders
------------------------

The following table sets forth information concerning the selling security holders including:

    1. the number of shares owned by each selling security holder prior to this offering;
    2. the total number of shares that are to be offered for each selling security holder; and
    3. the total number of shares and the percentage of common stock that will be owned by each selling security holder upon completion of the offering.

The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us. None of the selling security holders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.


------------------------------- ------------------------------------- ------------------------------ ------------------------------
   Name of Selling Security       Amount of Shares of Common Stock     Amount of Shares of Common       Amount of Shares and the
            Holder                Owned by Selling Security Holder     Stock to be Offered by the      Percentage of Common Stock
                                        Before the Offering              Selling Security Holder        Owned by Selling Security
                                                                                                      Holder After the Offering is
                                                                                                                Complete
------------------------------- ------------------------------------- ------------------------------ ------------------------------
 Richard Frohlich, promoter                  450,000                            450,000                            0
-----------------------------------------------------------------------------------------------------------------------------------
 Delton Stein, promoter                      450,000                            450,000                            0
-----------------------------------------------------------------------------------------------------------------------------------
 Clay Koenig, promoter                       450,000                            450,000                            0
-----------------------------------------------------------------------------------------------------------------------------------
 Reid Vogel, promoter                        450,000                            450,000                            0
-----------------------------------------------------------------------------------------------------------------------------------
 Terrie Stien, promoter                      400,000                            400,000                            0
-----------------------------------------------------------------------------------------------------------------------------------
Addie McConachie, promoter                   350,000                            350,000                            0
-----------------------------------------------------------------------------------------------------------------------------------
 Kent Ripplinger, promoter                   350,000                            350,000                            0
-----------------------------------------------------------------------------------------------------------------------------------
Carmen Meissner, promoter                    350,000                            350,000                            0
-----------------------------------------------------------------------------------------------------------------------------------
 Dan Baker, promoter                         300,000                            300,000                            0
-----------------------------------------------------------------------------------------------------------------------------------
 Shawn Messmer, promoter                     300,000                            300,000                            0
-----------------------------------------------------------------------------------------------------------------------------------
 Troy Shaner, promoter                       200,000                            200,000                            0
-----------------------------------------------------------------------------------------------------------------------------------
 Mark Bahmiller                               8,000                              8,000                             0
-----------------------------------------------------------------------------------------------------------------------------------
 Mark Setterland                              8,000                              8,000                             0
-----------------------------------------------------------------------------------------------------------------------------------
 Wayne Hoff                                   8,000                              8,000                             0
-----------------------------------------------------------------------------------------------------------------------------------
 Sharon Heinert                               8,000                              8,000                             0
-----------------------------------------------------------------------------------------------------------------------------------
 Earl Setterlund                              8,000                              8,000                             0
-----------------------------------------------------------------------------------------------------------------------------------
 Kevin Kruckenburg                            6,000                              6,000                             0
-----------------------------------------------------------------------------------------------------------------------------------
 Steve Howry                                  4,000                              4,000                             0
-----------------------------------------------------------------------------------------------------------------------------------
 Randy Roller                                 4,000                              4,000                             0
-----------------------------------------------------------------------------------------------------------------------------------
 SLIC, a partnership                          4,000                              4,000                             0
-----------------------------------------------------------------------------------------------------------------------------------
 Wes Pittenger                                4,000                              4,000                             0
-----------------------------------------------------------------------------------------------------------------------------------
 Wade Becker                                  4,000                              4,000                             0
-----------------------------------------------------------------------------------------------------------------------------------
 Steven Wolff                                 4,000                              4,000                             0
-----------------------------------------------------------------------------------------------------------------------------------
 Dave Moum                                    4,000                              4,000                             0
-----------------------------------------------------------------------------------------------------------------------------------
 Brent Geiss                                  4,000                              4,000                             0
-----------------------------------------------------------------------------------------------------------------------------------
 Mark Schmidt                                 4,000                              4,000                             0
-----------------------------------------------------------------------------------------------------------------------------------
 Wade Vogel                                   4,000                              4,000                             0
-----------------------------------------------------------------------------------------------------------------------------------
 Todd Becker                                  4,000                              4,000                             0
-----------------------------------------------------------------------------------------------------------------------------------
 Kevin Hahne                                  4,000                              4,000                             0
-----------------------------------------------------------------------------------------------------------------------------------
 Randy Binegar                                4,000                              4,000                             0
-----------------------------------------------------------------------------------------------------------------------------------
 Tina Fandrich                                4,000                              4,000                             0
-----------------------------------------------------------------------------------------------------------------------------------
 Greg Skalsky                                 4,000                              4,000                             0
-----------------------------------------------------------------------------------------------------------------------------------
 Keith Schutt                                 4,000                              4,000                             0
-----------------------------------------------------------------------------------------------------------------------------------
 Bernice Meyer                                4,000                              4,000                             0
-----------------------------------------------------------------------------------------------------------------------------------
 Renee Woehl                                  4,000                              4,000                             0
-----------------------------------------------------------------------------------------------------------------------------------
 Clayton Marcellias                           4,000                              4,000                             0
-----------------------------------------------------------------------------------------------------------------------------------
 Victor Meier                                 4,000                              4,000                             0
-----------------------------------------------------------------------------------------------------------------------------------
 Daniel Baker                                 4,000                              4,000                             0
-----------------------------------------------------------------------------------------------------------------------------------
 Larry Graff                                  4,000                              4,000                             0
-----------------------------------------------------------------------------------------------------------------------------------

Plan of Distribution
--------------------

The selling security holders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. The selling security holders may sell our common stock at prices then prevailing or related to the then current market price or at negotiated prices. The shares will not be sold in an underwritten public offering.

The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

    o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
    o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
    o   privately negotiated transactions.


Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions. In the event that the selling security holders enter into an agreement to sell their shares to a broker-dealer after this registration statement becomes effective, we will file a post effective amendment to disclose such event. The post effective amendment will identify the broker-dealer, provide the required information on the plan of distribution, revise the disclosure in the registration and include the agreement as an exhibit to the registration statement.


The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the Registration Statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. There can be no assurance that the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time, except for the following:

In July 2001, we were contacted by the State of North Dakota Securities Commissioner regarding the sale of our securities in North Dakota. The North Dakota Securities Commissioner requested certain information, including, but not limited to, information on all persons who purchased our shares in the State of North Dakota and the dates of those purchases. In August 2001, we provided responses to the State of North Dakota's inquiries. The North Dakota Securities Commissioner believes that we failed to timely notify the North Dakota Securities Commissioner of securities sales pursuant to Regulation D, Rule 506. We anticipate that we will sign a consent order and pay a fine of $2,000.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Executive Officers and Directors. We are dependent on the efforts and abilities of certain of our senior management. The interruption of the services of key management could hinder our operations, profits and future development, if suitable replacements are not promptly obtained. We anticipate that we will enter into employment agreements with each of our key executives. We cannot guaranty that each executive will remain with us during or after the term of his or her employment agreement. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Our officers and directors will hold office until their resignations or removal.

Our directors and principal executive officers are as specified on the following table:

=================== =============== ===========================================
Name                     Age        Position
------------------- --------------- -------------------------------------------
Dan Saunders              37        President, Treasurer and a Director
------------------- --------------- -------------------------------------------
Suzy Saunders             31        Vice President, Secretary and a Director
------------------- --------------- -------------------------------------------
Don Saunders              37        Director
=================== =============== ===========================================

Dan Saunders. Mr. Saunders has been our President, Treasurer and one of our directors since our inception. Mr. Saunders is responsible for our day-to-day operations as well as the management of our product sales. Mr. Saunders currently devotes approximately fifteen hours per week. Mr. Saunders co-founded Effective Sport Nutrition, a sole proprietorship, with his spouse, Suzy Saunders, in 1997. Effective Sport Nutrition is the predecessor of our corporation and engaged in the business of selling health and body building supplements. From 1998 to the present, Mr. Saunders has been employed by B.P. Amoco, one of the world's largest petroleum and petrochemical holding companies, as a relief supervisor. His duties include overseeing the operations of the power generation systems at the B.P. Amoco, Mandan, oil refinery. Mr. Saunders is not an officer or director of any reporting company.

Suzy Saunders. Ms. Saunders has been our Vice President, Secretary, and one of our directors since our inception. Ms. Saunders is responsible for day-to-day operations such as invoicing, accounts payable, accounts receivable, payroll, and all aspects of office management. Ms. Saunders currently devotes approximately fifteen hours per week. As a certified personal trainer, Ms. Saunders has experience regarding the areas of health, diet and bodybuilding. From 1996 to the present, Ms. Saunders has been the manager and bookkeeper of the Third Street Gym in Bismarck, North Dakota. From 1995 to 1996, she was employed as an accountant with the Housing Finance Agency. In 1993, Ms. Saunders received a Bachelors of Science degree in accounting with a minor in business management from the University of Mary in Bismarck, North Dakota. Mrs. Saunders is not an officer or director of any reporting company.

Don Saunders. Mr. Saunders is one of our founding shareholders and is currently one of our directors. Mr. Saunders currently devotes approximately ten hours per week. From 1996 to the present, he has been employed as a control room operator for Congentrix LSP in Cottage Grove, Minnesota. From 1993 to 1996, he worked as a control room operator for Hutchinson Utilities in Hutchinson, Minnesota. In 1986, he graduated from Bismarck State College with a degree in power plant technology. Mr. Saunders is not an officer or a director of any reporting company.

Dan Saunders is the spouse of Suzy Saunders. Dan Saunders and Don Saunders are brothers. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
---------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of November 1, 2001 by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class              Name and Address of Beneficial Owner      Amount and Nature of Beneficial           Percent of Class
                                                                      Owner
------------------------    -------------------------------------     ------------------------------------    ---------------------
Common Stock                Dan Saunders                              4,000,000 shares, President,                     32.83%
                            1928 Oakland Drive                        Treasurer, Director
                            Bismarck, ND 58504

Common Stock                Suzy Saunders                             2,000,000 shares, Vice President,                16.41%
                            1928 Oakland Drive                        Secretary, Director
                            Bismarck, ND 58504

Common Stock                Don Saunders                              2,000,000 shares, Director                       16.41%
                            1928 Oakland Drive
                            Bismarck, ND 58504

Common Stock                                                          All directors and named executive                65.66%
                                                                      officers as a group

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description Of Our Securities
-----------------------------

Description of Capital Stock. Our authorized capital stock consists of 25,000,000 shares of $.001 par value common stock. We are not authorized to issue preferred stock. As of November 1, 2001, 12,184,000 shares of our common stock were issued and outstanding.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel
---------------------------------------

No "expert" or our "counsel", was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this Registration Statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
------------------------------------------------------------------------

Article V of our Bylaws provides, among other things, that our officers or directors shall not be personally liable to our shareholders or us for monetary damages for breach of fiduciary duty as an officer or director, except for liability

    o for any breach of such director's duty of loyalty to us or our security holders;
    o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
    o for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or
    o for any transaction from which such officer or director derived any improper personal benefit.

Accordingly, our officers or directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. We anticipate that we may enter into indemnification agreements with each of our executive officers pursuant to which we will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Organization Within Last Five Years
------------------------------------


Transactions with Promoters. On March 1, 2001, we incorporated in Nevada. On or about March 5, 2001, we issued 4,000,000 shares to Dan Saunders, 2,000,000 shares to Suzy Saunders and 2,000,000 shares to Don Saunders in exchange for the assets of Effective Sport Nutrition, a sole proprietorship. In addition, 4,050,000 shares of our common stock were issued to individuals in exchange for founders services provided to us related to our incorporation. Richard Frohlich, Delton Stein, Clay Koenig, Reid Vogel, Terrie Stien, Addie McConachie, Kent Ripplinger, Carmen Meissner, Dan Baker, Shawn Messmer and Troy Shaner were promoters and received 4,050,000 shares in exchange for services provided to us related to the organization of our business and the development of our business plan. Those services were valued at $4,050.


Description of Business
-----------------------

Our Background. We were formed as Effective Sport Nutrition, in 1997 as a sole proprietorship, under the ownership and control of Dan Saunders. We were incorporated in Nevada on March 1, 2001 as Effective Sport Nutrition Corporation.

Our Business. We are currently a mail order source of vitamin products and content related to vitamins, nutritional supplements and minerals. Our products are typically priced at discounts ranging from 20% to 40% less than suggested retail prices. We are able to offer such substantial discounts because operations are designed to function as a distribution center. Therefore, our overhead costs are extremely low, as we do not have costs associated with a retail location like many of our competitors. Our objective is to offer our customers reliable product delivery, superior customer service and a convenient and informative shopping experience. We currently offer a selection of vitamins, nutritional supplements and minerals, including name brand products, herbal formulas, homeopathic products, personal care items, body building supplements, and healthcare products. Our primary customers are end users.

Our Proposed Website. We intend to develop an Internet presence to both market and distribute our products. We anticipate that our proposed website will link consumers to health-related informational websites, as well as links to third-party information sources designed to assist consumers in making informed health and fitness decisions. By offering quality products and content through our proposed website and by focusing on customer service, we believe that we meet consumer needs and we will foster customer loyalty. We believe that we have the opportunity to capture additional market share and to improve the margins that we have experienced with mail order sales by combining our online commerce and our relationships with the vitamin, nutritional and mineral supplement industry.

Products. We offer a variety of vitamins, nutritional supplements and minerals, herbal, homeopathic and personal care products as well as other healthcare and bodybuilding products. We believe that we meet the needs of casual, intermediate and sophisticated consumers of vitamins, nutritional supplements and minerals, as well as both brand-loyal and value-oriented customers. Our products come in various formulations and delivery forms, including tablets, capsules, soft gels, liquids and powders. Our primary product categories include:

    o Vitamins, nutritional supplements and minerals. Our vitamin line includes vitamins A, B, C, D, E and K in a variety of forms and doses. We offer vitamins and minerals alone and in combinations to address the specific lifestyle, age and gender needs of our customers. Our nutritional supplement line includes glucosamine and chondroitin sulfate, coenzyme Q 10, essential fatty acids, carnitine, phosphatidylserine and numerous antioxidants. We also feature all major minerals, including calcium, boron, zinc, selenium, chromium, magnesium and potassium. We also have supplements with trace minerals, which are very small amounts of various minerals.

    o Herbal products. Our herbal products include St. John's wort, ginkgo biloba, echinacea and kava kava. Herbals may be sold as a single herb, in combinations or as teas.

    o Homeopathic products. Homeopathic products, such as natural remedies for allergy, asthma, gastric problems, throat problems, are believed by those who practice homeopathic medicine to draw on natural ingredients to aid digestion, blood circulation and headaches, among other ailments.


    o Personal care products. We offer natural alternatives to traditional lines of soaps, shampoos, moisturizers, toners, massage oils and other products.


    o Body building products. We offer a multiple body building products designed to assist beginner and advanced athletes in achieving higher muscular performance and endurance levels. Body building products that we sell include: AST Research, Champion Nutrition, EAS, Kaizen, Labrada, Med-RX, Muscletech, Next Nutrition, Designer Protein, Osmo, Prolab, Sportpharma, Twinlab, and Ultimate Nutrition.

    o Healthcare products. Our products include massage products, posture and joint products and magnet therapy products. Magnet therapy products include metal wristbands and anklets, which are believed by those who practice magnet therapy, to provide relief for pain and stress.


Some of the products that we sell contain innovative ingredients or combinations of ingredients, and there is little long-term experience with human consumption of these ingredients or combinations in concentrated form. In addition, interactions of these products with other similar products, prescription medicines and over-the-counter drugs have not been fully explored. Although the manufacturer may perform research and tests in connection with the formulation and production of the products that we sell, there are no conclusive clinical studies regarding many of our products. We depend upon customer perceptions about the safety and quality of our products and similar products distributed by our competitors. The mere publication of reports asserting that a particular product may be harmful may substantially reduce or eliminate sales of the product, regardless of whether the reports are scientifically supported and regardless of whether the harmful effects would be present at recommended dosages.

Our Suppliers. Just Natural Growth, JNJ Health Distributing, Super Natural Distributors, and Fortite Distributors currently supply our products. We do not currently have any agreements with these suppliers, nor do we have any present plans, proposals, arrangements or understandings with potential suppliers of the products that we offer. We anticipate that we will be able to develop relationships with additional suppliers so that we will have alternative suppliers in the event that our current suppliers do not desire or are unable to supply a sufficient amount of products to meet our customers' requirements. We also plan to enter arrangements with other suppliers to diversify our product offerings. A significant delay in or disruption of the supply of products to us from suppliers and distributors may increase our cost of goods and could result in a substantial reduction or termination of sales of some products.


Our Channels of Distribution. Our current method of distribution is direct sales by our officers. All products will be shipped from our proposed corporate shipping center in Bismarck, North Dakota directly to the health food store or fitness center, or to the regional sales representative. Individual orders via the website will be shipped directly to the customer's residence. We anticipate that all first time customers will receive free shipping on their first order of $25 or more and all repeat customers will receive free shipping on orders of $100 or more. We intend to establish a relationship with a major shipping company, such as Federal Express or United Parcel Service. We will strive to establish a drop ship outlet directly from the shipping center, which we believe will curtail shipping costs. We also anticipate that we may create a number of smaller distribution centers located in key markets to keep up as product demand increases, which we believe will allow for quicker delivery response times as well as lower overall shipping costs.


Our Business Strategy. Our goal is to make Effective Sport Nutrition Corporation a comprehensive source for products and information about vitamins, nutritional supplements and minerals. We believe expanding our business beyond mail order sales to include traditional distribution sites, independent sales representatives and online commerce will sufficiently diversify our business and increase our brand presence in the health and fitness industry.

Using the Internet, we propose to allows customers to research a large selection of products in the convenience and privacy of their own homes so that informed purchase decisions may be made. In addition, we believe that the privacy of the Internet enables consumers to feel more comfortable in purchasing personal products, since the information conveyed is confidential. We believe the convenience of being able to shop 24 hours per day, seven days per week, the ability to reorder products easily and the availability of a large product selection make the Internet an excellent distribution channel for these products.

We seek to become the leading source for these products by focusing on the following objectives:

    o Offering a large selection of products. We intend to offer an extensive product selection representing national and premium brands, which we believe offers an excellent value as a quality alternative to other branded products.

    o Providing year-round discounts generally ranging from 20% to 40% off suggested retail prices.

    o Provide a convenient shopping experience. By offering an extensive selection of quality products, together with access to product and health-oriented information, we believe that we make our products accessible to a wide range of consumers whose level of interest and knowledge ranges from casual to sophisticated.

    o Deliver exemplary customer service. We believe we will provide excellent efficiency, reliability and customer service. We hope to provide same-business-day shipping on online orders received by 5:00 p.m. Eastern time.

    o Offer content and information which supports our products. Our proposed website will support our product listings with information, including an ingredient list for every product that we carry. We anticipate that we will provide information about vitamins, nutritional supplements and minerals, herbal, homeopathic and personal care products as well as other healthcare and bodybuilding products through our proposed website.

    o Privacy. We anticipate that our website will allow consumers to shop in the privacy of their own homes or offices and obtain answers to questions that they would otherwise be uncomfortable asking in public.

Growth Strategy. Our growth strategy focuses on maximizing the lifetime value of our customers by establishing ourselves as a "trusted provider" of vitamins, nutritional supplements and minerals and by creating long-term customer relationships. We will continue to pursue an aggressive marketing strategy, both through the Internet and traditional media.

We will continue to develop personalized tools and features that allow consumers to satisfy their replenishment purchasing needs easily. We intend to use technology to enhance our product and service offerings and take advantage of the benefits of the Internet. We intend to continuously increase the automation and efficiency of our fulfillment and distribution activities. We intend to enhance our existing strategic relationships with leading product manufacturers, and content providers, as well as develop new strategic relationships.

We believe that our strategy will build customer loyalty, encourage repeat purchases, increase average order size and produce recurring revenues. In order to maximize the lifetime value of our customers, we believe that we must:

    o generate high levels of interest and awareness of the Effective Sport Nutrition brand to encourage consumers to order by mail, visit our proposed retail outlets and proposed website;
    o develop our online site and continuously improve offline site and service;
    o build customer trust in the Effective Sport Nutrition brand by providing helpful product information to facilitate informed purchases;
    o   reward customer loyalty;
    o   take advantage of repeat purchasing patterns;
    o   ensure quick and efficient distribution;
    o   enhance and form key relationships;
    o   acquire new customers;
    o   accelerate our marketing initiatives; and
    o   build strategic relationships.

Our Intellectual Property. We do not presently own any patents, trademarks, licenses, concessions or royalties. Our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that

    o   these agreements will not be breached;
    o   we would have adequate remedies for any breach; or
    o our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of either our products and services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

Our Research and Development. We are not currently conducting any research and development activities. We have not spent any funds on research and development since our inception. We do not anticipate conducting such activities in the near future.

Advertising and Marketing. We intend to implement an advertising and marketing campaign to increase awareness of the Effective Sport Nutrition brand and to acquire new customers through multiple channels, including traditional and online advertising, direct marketing and expansion and strengthening of our strategic relationships. We do not intend to hire an outside advertising agency at this stage in our development. We intend to position ourselves in the health and fitness industry through selected distribution sites, independent sales representatives, health and fitness magazines, on Internet links and search engines, and by regular and e-mail. We intend to look for highly motivated people who can function as independent sales representatives. If our revenues increase significantly, we believe we will advertise our products in health and fitness magazines. After we have completed development of our website, we intend to submit our site to as many search engines as possible. Finally, we intend to purchase mailing lists from health and fitness magazines and health and fitness centers so that we can send direct mail advertisements.

We believe that the use of multiple marketing channels reduces reliance on any one source of customers, maximizes brand awareness and promotes customer acquisition. We will seek to maximize the lifetime value of our customers by focusing on purchase frequency and customer retention.

We also intend to conduct sponsorships and other promotional activities geared towards health and fitness industry events such as body building pageants and tournaments. We believe that those sponsorship and promotional activities will build our brand image and increase our presence in the market.

Competition. The vitamin, nutritional supplement and mineral markets are highly fragmented and competitive. Vitamin, nutritional supplement and mineral products are sold through a number of channels, including retail, catalog/mail order, direct selling and, more recently, online commerce. Each of these channels offers a varying degree of convenience, selection, quality, information, price and privacy. Retail is the largest of these channels. The retail channel includes food stores, drugstores and mass merchandisers.

Health and natural specialty retailers are highly fragmented and include local, regional and national chains, as well as catalog marketers and online retailers. The largest participant in this sector is General Nutritional Centers, which has a nationwide presence and recently launched a website. Another large competitor is NBTY, which sells exclusively private-label products through its Puritan's Pride and Nutrition Headquarters mail order catalogs and its Vitamin World retail stores. NBTY also sells through separate Vitamin World and Puritan's Pride websites. In addition, Rexall Sundown, a large manufacturer of vitamins, nutritional supplements and minerals, sells directly to consumers through both catalog and direct mail operations. Competitors focusing exclusively on online operations include www.MotherNature.com and www.GreenTree.com.

In addition, the online commerce market in which we operate is new, rapidly evolving and highly competitive. The Internet plays an increasingly significant role in communication, information and commerce. We expect competition to intensify in the future because current and new competitors can launch websites at a relatively low cost. We compete with a variety of companies, including health/natural specialty retailers, drugstores, supermarkets and grocery stores and mass merchant retailers. Current and new competitors may be able to establish products at a relatively low cost and relatively quickly. Our competitors may operate in one or more distribution channels, including online commerce, retail stores, catalog operations or direct selling.

We compete directly with other companies and businesses that have developed and are in the process of developing a platform for Internet based purchases of vitamin, nutritional and mineral supplements, which will be competitive with the products developed and offered by us. Many of these competitors have greater financial and other resources, and more experience in research and development, than us. There can be no assurance that other products, which are functionally equivalent or similar to our products, are not marketed or will not be marketed.

Government Regulation of Products. Because the market for vitamins, nutritional supplements and minerals is relatively new, there is little common law or regulatory guidance that clarifies the manner in which government regulation impacts online sales. Governmental regulation may limit our sales or add significant additional costs to our business. The two principal federal agencies that regulate dietary supplements, including vitamins, nutritional supplements and minerals, are the Food and Drug Administration and the Federal Trade Commission. Among other matters, FDA regulations govern claims that assert the health or nutritional value of a product. Many FDA and FTC remedies and processes, including imposing civil penalties and commencing criminal prosecution, are available under federal statutes and regulations if product claims violate the law. Similar enforcement action may also result from noncompliance with other regulatory requirements, such as FDA labeling rules. The FDA also reviews some product claims that companies must submit for agency evaluation and may find them unacceptable. State, local and foreign authorities may also bring enforcement actions for violations of these laws. In addition, because we sell products outside the United States, our business is also subject to the risks associated with foreign legislation and regulations relating to exports.

Government Regulation of Mail and Telephone Order Merchandise. The FTC, which is the government agency that regulates interstate commerce and oversees consumer protection laws, has established the Mail or Telephone Order Merchandise Rule concerning the handling of mail order or telephone shipments, payment and refunds. The FTC requires mail order companies to ship merchandise by the date promised, or within 30 days of receiving payment if none is specified. If the company can't meet that deadline, the FTC's Mail or Telephone Order Merchandise Rule requires the company to "offer to the buyer, clearly and conspicuously and without prior demand, an option either to consent to a delay in shipping or to cancel the buyer's order and receive a prompt refund." There must be a "reasonable basis" and a notice of delay provided where there is a change in the shipping date. A "reasonable basis" is found if the merchant has, at the time of making the representation, such information as would under the circumstances satisfy a reasonable and prudent businessperson, acting in good faith, that the representation is true.

Government Regulation of E-Commerce. Online commerce is new and rapidly changing, and federal and state regulations relating to the Internet and online commerce are relatively new and evolving. Due to the increasing popularity of the Internet, it is possible that laws and regulations may be enacted to address issues such as user privacy, pricing, content, copyrights, distribution, antitrust matters and the quality of products and services. The adoption of these laws or regulations could reduce the rate of growth of the Internet, which could potentially decrease the usage of our website and could otherwise harm our business. In addition, the applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, libel, obscenity and personal privacy is uncertain. Most of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues of the Internet. New laws applicable to the Internet may impose substantial burdens on companies conducting online commerce. In addition, the growth and development of online commerce may prompt calls for more stringent consumer protection laws in the United States and abroad.

We also may be subject to regulation not specifically related to the Internet, such as laws affecting catalog sellers. Several telecommunications carriers have asked the FCC to regulate telecommunications over the Internet. Due to the increasing use of the Internet and the burden it has placed on the telecommunications infrastructure, telephone carriers have requested the FCC to regulate Internet and online service providers and to impose access fees on those providers. If the FCC imposes access fees, the costs of using the Internet could increase dramatically. In this event, our margins could be negatively impacted.

Employees. As of November 1, 2001, we had two employees. We believe that our relations with our employees are good. We are not a party to any collective bargaining agreements. We anticipate entering into employment contracts with Dan Saunders and Suzy Saunders.

Facilities. Our headquarters are located at 1928 Oakland Drive, Bismarck, North Dakota 58504. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate.

Management's Discussion and Analysis of Financial Condition and Results of Operations
---------------------------------------------------------------------------

We began operations in 1997 as a sole proprietorship. On March 1, 2001, we incorporated in Nevada as Effective Sport Nutrition Corporation. On March 5, 2001, we acquired all of the assets of Effective Sport Nutrition, the sole proprietorship owned by Dan Saunders and Suzy Saunders in exchange for shares of our common stock. Therefore, we have included the audited financial statements of Effective Sport Nutrition for the years ended December 31, 2000 and 1999.

For the period ended June 30, 2001.
----------------------------------


Liquidity and Capital Resources. We have cash of $3,089 as of June 30, 2001. Our total current assets were approximately $5,913 as of June 30, 2001. Inventory represents approximately $2,824 of our total current assets. Our total assets were approximately $5,913. Our total liabilities were approximately $500 as of June 30, 2001. Accounts payable represent approximately 100% of our total liabilities. In April 2001,we issued 134,000 shares of our common stock for $0.25 per share. The net proceeds from the sale of those shares were $33,500. Those proceeds were used to provide us with additional working capital. Our only material expenditures are our day-to-day expenditures. We believe that our available cash is sufficient to pay our day-to-day expenditures.


Results of Operations.


Revenues. We have realized revenues of approximately $9,762 from products that we sold during the six months ended June 30, 2001 compared to revenues of approximately $12,799 for the six months ended June 30, 2000. Despite the decrease in revenues for the six month period ended June 30, 2001, we believe that our revenues for the fiscal year 2001 will be consistent with our revenues in the fiscal year 2000 due to our consistent customer base. Therefore, unless we expand our operations, we believe that our revenues will continue at their current levels.

Operating Expenses. For the six months ended June 30, 2001, our total expenses were approximately $42,564, compared to total expenses of approximately $1,688 for the six months ended June 30, 2000. The large increase in those expenses was due to compensation of approximately $40,877 to outside consultants. Approximately $32,500 of that compensation paid to outside consultants was paid to Viper Ventures, Inc. in exchange for their advice and assistance with respect to becoming a public company. As of the date of this prospectus, we are not obligated to pay any other fees Viper Ventures, Inc. For the six months ended June 30, 2001, we experienced a net loss of approximately $40,819 compared to a net income of approximately $144 for the six months ended June 30, 2000.


Our results of operations may vary from period to period because of a variety of factors, including but not limited to our introduction of new products and services, cost increases from third-party service providers, changes in marketing and sales expenditures, acceptance of our products, competitive pricing pressures, the interest in and use of our products and services and general economic and industry conditions that affect customer demand and preferences. We cannot guaranty that we will successfully implement our business plan in a timely or effective manner, or generate sufficient interest in our products and services, or that we will be able to market and sell enough products and services to generate sufficient revenues to continue our operations.

For the fiscal year ended December 31, 2000 compared to fiscal year ended December 31, 1999.
--------------------------------------------------------------------------

Liquidity and Capital Resources. We had cash of $2,426 as of December 31, 2000, a significant increase from $30 as of December 31, 1999. Our total assets were approximately $5,607 as of December 31, 2000, an increase from total assets of $3,637 as of December 31, 1999.

Our total liabilities were approximately $1,265 as of December 31, 2000, an increase from total liabilities of $542 as of December 31, 1999. Accounts payable represent approximately 100% of our total liabilities as of December 31, 2000and as of December 31, 1999.

Results of Operations.

Revenues. We have generated revenues of approximately $21,804 for the year ended December 31, 2000, compared to revenues of approximately $26,091 for the year ended December 31, 1999. Our cost of goods sold were approximately $17,010 for the year ended December 31, 2000, compared to cost of goods sold of approximately $21,998 for the year ended December 31, 1999. Purchases of products represent the most significant portion of our cost of goods sold. For the year ended December 31, 2000, purchases were approximately $16,584 compared to $20,682 for the year ended December 31, 1999.

Operating Expenses. For the year ended December 31, 2000, our total expenses were approximately $3,703, compared to approximately $5,383 for the year ended December 31, 1999. For the year ended December 31, 2000, we experienced net income of approximately $1,091 compared to a net loss of $1,829 for the year ended December 31, 1999.

Our Plan of Operation for the Next Twelve Months. We are currently a mail order source of vitamin products and content related to vitamins, nutritional supplements and minerals. We are currently seeking to expand our operations.

To effectuate our business plan during the next twelve months, we must increase our current customer base, as well as acquire additional employees or independent contractors and equipment so that we may accommodate our expanded customer base. We anticipate that we will use revenues generated to expand our operations. However, we may not be able to expand our operations effectively. Our failure to market and promote our services will harm our business and future financial performance.

Our cash requirements are approximately $1,100 per month. In the opinion of management, available funds will satisfy our working capital requirements through January 2002. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. We anticipate that we may need to raise additional capital to expand our operations. Such additional capital may be raised through public or private financing as well as borrowings and other sources. We cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to expand our operations may be adversely affected.

We are not currently conducting any research and development activities, and do not anticipate conducting such activities in the near future unless we begin development of our proposed website. In the event that we expand our customer base, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment.

Description of Property
------------------------

Property held by Us. As of the date specified in the following table, we held the following property:

====================================== ==========================
              Property                       June 30, 2001
-------------------------------------- --------------------------
Cash                                           $3,089
-------------------------------------- --------------------------
Property and Equipment, net                      $0
====================================== ==========================


Our Facilities. Our headquarters are approximately 1,100 square feet located at 1928 Oakland Drive, Bismarck, North Dakota, 58504. Our facilities include a storage room and an office and are located in the personal residence of Dan Saunders, our president and one of our directors. We do not currently anticipate that we will acquire additional or different properties in the near future. We believe that our facilities are adequate for our needs for the foreseeable future because we anticipate that our operations will grow gradually rather than a sharp increase.

Certain Relationships and Related Transactions
----------------------------------------------

Conflicts Related to Other Business Activities. The persons serving as our officers and directors have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to us. As a result, conflicts of interest between us and the other entities may occur from time to time.

We will attempt to resolve any such conflicts of interest in our favor. Our officers and directors are accountable to our shareholders and us as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on our behalf or on behalf of that shareholder and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to us.

Related Party Transactions. There have been no related party transactions, except for the following:

Dan Saunders, our President and one of our directors, currently provides office space at no charge to us.

On March 5, 2001, we issued 4,000,000 shares to Dan Saunders, 2,000,000 shares to Suzy Saunders and 2,000,000 shares to Don Saunders in exchange for the assets of Effective Sport Nutrition, a sole proprietorship.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

    o   disclosing such transactions in prospectus' where required;
    o disclose in any and all filings with the Securities and Exchange Commission, where required;
    o   obtain uninterested directors consent; and
    o   obtain shareholder consent where required.

Market for Common Equity and Related Stockholder Matters
---------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When this registration statement becomes effective, we will be a reporting company pursuant to the Securities Exchange Act of 1934. We will be required file annual, quarterly and periodic reports with the Securities and Exchange Commission. The public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act for sale by security holders. The approximate number of holders of record of shares of our common stock is forty-two.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny Stock Regulation. Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

    o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
    o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
    o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
    o   a toll-free telephone number for inquiries on disciplinary actions;
    o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
    o such other information and is in such form (including language, type, size and format), as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

    o   the bid and offer quotations for the penny stock;
    o the compensation of the broker-dealer and its salesperson in the transaction;
    o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
    o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Executive Compensation
----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our Chief Executive Officer and our other executive officers whose total annual salary and bonus are anticipated to exceed $50,000 during the year ending December 31, 2001. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

================================================ ======== ============ ============= ===================== ==================
Name and Principal Position                       Year      Annual      Bonus ($)        Other Annual          All Other
                                                          Salary ($)                   Compensation ($)      Compensation
------------------------------------------------ -------- ------------ ------------- --------------------- ------------------
Dan Saunders - President, Treasurer              2001       $75,000        None              None                None
------------------------------------------------ -------- ------------ ------------- --------------------- ------------------
                                                 2000        None          None              None                None
------------------------------------------------ -------- ------------ ------------- --------------------- ------------------
Suzy Saunders, Vice President, Secretary         2001       $25,000        None              None                None
------------------------------------------------ -------- ------------ ------------- --------------------- ------------------
                                                 2000        None          None              None                None
================================================ ======== ============ ============= ===================== ==================

Compensation of Directors. Our directors who are also our employees receive no extra compensation for their service on our Board of Directors.

Employment Contracts. We anticipate that we will enter into an employment contracts with Dan Saunders and Suzy Saunders.

Stock Option Plan. We anticipate that we will adopt a stock option plan, pursuant to which shares of our common stock will be reserved for issuance to satisfy the exercise of options. The stock option plan will be designed to retain qualified and competent officers, employees, and directors. Our Board of Directors, or a committee thereof, shall administer the stock option plan and will be authorized, in its sole and absolute discretion, to grant options thereunder to all of our eligible employees, including officers, and to our directors, whether or not those directors are also our employees. Options will be granted pursuant to the provisions of the stock option plan on such terms, subject to such conditions and at such exercise prices as shall be determined by our Board of Directors. Options granted pursuant to the stock option plan shall not be exercisable after the expiration of ten years from the date of grant.

Financial Statements
---------------------




                      EFFECTIVE SPORT NUTRITION CORPORATION


                              FINANCIAL STATEMENTS

                                  JUNE 30, 2001

                      EFFECTIVE SPORT NUTRITION CORPORATION


                                    CONTENTS





                                                                           PAGE

Financial Statements (Unaudited)

     Balance Sheet                                                           1

     Statements of Operations                                                2

     Statements of Cash Flows                                                3

     Notes to Financial Statements                                           4

                      EFFECTIVE SPORT NUTRITION CORPORATION


                                  BALANCE SHEET

                                  JUNE 30, 2001

                                   (UNAUDITED)

                                     ASSETS
                                     ------

Current assets
   Cash                                                          $        3,089
   Accounts receivable, net                                                ---
   Inventory                                                              2,824
                                                                  -------------

    Total current assets                                                  5,913

Other assets                                                                ---
                                                                  -------------

    Total assets                                                  $       5,913
                                                                  =============



                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current liabilities
   Accounts payable and accrued expenses                          $         500
                                                                  -------------

    Total current liabilities                                               500
                                                                  -------------

Commitments and contingencies

Stockholders' Equity
    Common stock, $.001 par value;
       Authorized shares-- 25,000,000
       Issued and outstanding shares-- 12,184,000                        12,184
    Additional paid-in capital                                           34,048
    Accumulated deficit                                                 (40,819)
                                                                  -------------

       Total stockholders' equity                                         5,413
                                                                  -------------

          Total liabilities and stockholders' equity              $       5,913
                                                                  =============






                 See accompanying notes to financial statements.

                      EFFECTIVE SPORT NUTRITION CORPORATION


                            STATEMENTS OF OPERATIONS

                                   (UNAUDITED)


                                                     THREE MONTHS ENDED JUNE 30,              SIX MONTHS ENDED JUNE 30,
                                                  ---------------------------------     -----------------------------------
                                                       2001                2000               2001               2000
                                                  ---------------     -------------     ---------------     --------------
Revenues
   Sales                                            $    4,661         $    6,135         $     9,762        $    12,799
   Less: returns and allowances                            ---                ---                 ---                ---
                                                  ---------------     -------------     ---------------     --------------

    Net revenues                                         4,661              6,135               9,762             12,799
                                                  ---------------     -------------     ---------------     --------------

Cost of goods sold
    Inventory, beginning of period                       3,160              2,503               3,181              3,607
    Purchases                                            3,495              4,183               7,660              9,459
    Less: inventory, end of period                      (2,824)            (2,099)             (2,824)            (2,099)
                                                  ---------------     -------------     ---------------     --------------

       Total cost of goods sold                          3,831              4,587               8,017             10,967
                                                  ---------------     -------------     ---------------     --------------

Gross profit                                               830              1,548               1,745              1,832
                                                  ---------------     -------------     ---------------     --------------

Operating expenses
   Consulting services                                  34,500                ---              40,877                ---
   Occupancy                                               340                339                 682                678
   Taxes                                                   135                430                 385                430
   Telephone and utilities                                 381                181                 620                580
                                                  ---------------     -------------     ---------------     --------------

    Total operating expenses                            35,356                950              42,564              1,688
                                                  ---------------     -------------     ---------------     --------------

Income (Loss) from operations                          (34,526)               598             (40,819)               144
                                                  ---------------     -------------     ---------------     --------------

Provision for income tax expense (benefit)                 ---                ---                 ---                ---
                                                  ---------------     -------------     ---------------     --------------

Net income (loss)/Comprehensive income (loss)
                                                    $  (34,526)        $      598         $   (40,819)       $       144
                                                  ===============     =============     ===============     ==============

Pro  forma  net   income   (loss)/comprehensive
income  (loss)  per  common  share-- basic  and
diluted                                             $    (---)         $      ---         $     (---)        $       ---
                                                  ===============     =============     ===============     ==============

Pro forma  weighted  average of common shares--
basic and diluted                                     12,170,745         12,050,000         12,111,043         12,050,000
                                                  ===============     =============     ===============     ==============






                 See accompanying notes to financial statements.

                      EFFECTIVE SPORT NUTRITION CORPORATION


                            STATEMENTS OF CASH FLOWS

                                   (UNAUDITED)


                                                                                  SIX MONTHS ENDED JUNE 30,
                                                                           --------------------------------------
                                                                               2001                     2000
                                                                           ---------------        ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                                                       $     (40,819)          $         144
   Adjustments  to  reconcile  net loss to net cash used in  operating activities
    Cost of services paid with common stock                                        6,377                     ---
    Occupancy costs contributed by officer                                           682                     678
    Changes in operating assets and liabilities
       Increase in accounts receivable                                               ---                   ---
       Decrease in inventory                                                         357                 1,508
       (Decrease) in accounts payable and accrued expenses                          (765)                 (542)
                                                                           ---------------        ---------------

          Net cash provided (used) by operating activities                       (34,168)                 1,788
                                                                           ---------------        ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Distributions of capital                                                            ---                   (184)
   Net assets contributed by proprietorship,
       net of cash balances acquired                                                 1,331                    ---
                                                                           ---------------        ---------------

          Net cash provided (used) by investing activities                           1,331                   (184)
                                                                           ---------------        ----------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from issuance of common stock                                           33,500                    ---
                                                                           ---------------        ---------------

          Net cash provided by financing activities                                 33,500                    ---
                                                                           ---------------        ---------------

NET INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS                                                                         663                  1,604

CASH AND CASH EQUIVALENTS, beginning of period                                       2,426                     30
                                                                           ---------------        ---------------

CASH AND CASH EQUIVALENTS, end of period                                   $         3,089        $         1,634
                                                                           ================       ===============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW   INFORMATION
    Income taxes paid                                                      $           ---        $           ---
                                                                           ===============        ===============
    Interest paid                                                          $           ---        $           ---
                                                                           ===============        ===============

    Non-cash financing activities:
     The Company issued 12,050,000 shares of its common stock for net assets contributed and consulting services rendered in the aggregate value of $12,050 for the six months ended June 30, 2001.







                 See accompanying notes to financial statements.

                      EFFECTIVE SPORT NUTRITION CORPORATION


                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2001

                                   (UNAUDITED)

Note 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

         Business Description - Effective Sport Nutrition (the "Company"), a Nevada corporation, sells the highest quality, most effective, nutritional supplements and products. The Company was incorporated on March 1, 2001 and is located in Bismarck, North Dakota. The Company's financial statements are presented in accordance with generally accepted accounting principles.

         Cash and Cash Equivalents - For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

         Receivables - Receivables, if any, represent valid claims against debtors for sales or other charges arising on or before the balance-sheet date and are reduced to their estimated net realizable value. An allowance for doubtful accounts is computed on historical experience as a percentage (%) of sales when applicable.

         Inventory - Inventory is stated at the lower of cost or market; cost is based on the first-in, first-out method.

         Depreciation and Amortization - Depreciation and amortization is computed on the straight-line method over the estimated useful lives of the assets acquired. Acquired web sites are amortized over a three (3) year period.

         Fair Value of Financial Instruments - The carrying value of cash on hand, accounts receivable, accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

         Recognition of Sales and Costs of Goods Sold - The Company records sales of its products upon shipment and title passes to its customers. The Company provides an allowance for sales returns based on historical experience. Cost of goods sold consists of the purchase price of products sold including inbound and outbound shipping charges, if any.

         Income Taxes - During the six months ended June 30, 2001, the Company incorporated and adopted the provisions of Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("SFAS 109") and therefore recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

         For the six months ended June 30, 2000, the Company was a proprietorship and therefore not a taxpaying entity for federal and state income taxes. Federal and state income taxes of the proprietor are computed on his total income from all sources; accordingly, no provision for income taxes is made on the statements of operations for the three and six months ended June 30, 2000.

                      EFFECTIVE SPORT NUTRITION CORPORATION


                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2001

                                   (UNAUDITED)

Note 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

         Net Loss per Common Share - Pursuant to its incorporation on March 1, 2001, the Company adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 requires the reporting of basic and diluted earnings/loss per share. Basic loss per share is calculated by dividing net income (loss) by the weighted average number of outstanding common shares during the year. The pro forma net income (loss) per common share is presented for analysis purposes within the Company's statements of operations in accordance with SFAS 128.

         Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires the proprietor to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         New Accounting Pronouncements - In March 2000, the Emerging Issues Task Force (EITF) of the FASB reached a consensus on EITF Issue 00-2, "Accounting for Web Site Development Costs." This consensus provides guidance on what types of costs incurred to develop Web sites should be capitalized or expensed. Upon incorporation in March 2001, the Company adopted this consensus on during 2000. Such capitalized costs, when applicable, are to be included in "Fixed assets, net" and will be depreciated over a period of two years.

         In September 2000, the EITF reached a final consensus on EITF Issue 00-10, "Accounting for Shipping and Handling Fees and Costs." This consensus requires that all amounts billed to a customer in a sale transaction related to shipping and handling, if any, represent revenue and should be classified as revenue.

NOTE 2 - BASIS OF PRESENTATION

            The unaudited financial statements included herein have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six months ended June 30, 2001 and 2000 are not necessarily indicative of the results that may be expected for the years ended December 31, 2001 and 2000. These financial statements and the related notes should be read in conjunction with the Company's audited financial statements for the year ended December 31, 2000 included in the Company's registration statement filing on Form SB-2.

                      EFFECTIVE SPORT NUTRITION CORPORATION


                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2001

                                   (UNAUDITED)

NOTE 3 - COMMITTMENTS AND CONTINGENCIES

         The Company occupies office space within the proprietor's residence. Accordingly, occupancy costs have been allocated to the Company based on the square foot percentage assumed multiplied by the proprietor's total monthly costs. These amounts are shown in the accompanying statement of operations for three and six months ended June 30, 2001 and 2000, respectively.

         The Company's sales of nutritional supplements and products contain an unconditional money back guarantee. The Company represents that it has not had any history of returns that would be considered material to the accompanying financial statements.


NOTE 4 - ACCRUED EXPENSES

         Accrued Wages and Compensated Absences - The Company currently does not have any employees. The majority of development costs and services have been provided to the Company by the founder and proprietor. As such, there is no accrual for wages or compensated absences as of June 30, 2001 and 2000.


NOTE 5 - COMMON STOCK

         On March 1, 2001, the Company incorporated within the State of Nevada. Pursuant to its incorporation, the founder of the corporation contributed the net assets of the predecessor proprietorship to the newly formed corporation in exchange for 6,000,000 shares of common stock with a par value of $.001, or $6,000 in value. Also, the Company issued an additional 6,050,000 shares of common stock with a par value of $.001 to other officers and various parties for consulting services rendered in connection with the development of the Company. These services have been valued by the Company at par, or $6,050.

         On May 22, 2001, the Company completed a "best efforts" offering of its common stock pursuant to the provisions of Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission. In accordance with the Private Placement Memorandum Offering, the Company issued 134,000 shares of its common stock at $0.25 per share for a total of $33,500.


Note 6 - RELATED PARTY TRANSACTIONS

         As previously detailed in Note 5, the Company issued shares of its common stock in exchange for net assets contributed and consulting services rendered by current officers and directors of the Company.

         The Company occupies office space provided by its officer. Accordingly, occupancy costs have been allocated to the Company based on the square foot percentage assumed multiplied by the officer's total monthly costs. These amounts are shown in the accompanying statement of operations for the three and six months ended June 30, 2001 and are considered additional contributions of capital by the officer and the Company.

                      EFFECTIVE SPORT NUTRITION CORPORATION


                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2001

                                   (UNAUDITED)

NOTE 7 - INCOME TAXES

         At June 30, 2001, the Company has available for federal income tax purposes a net operating loss carryforward of approximately $41,000, expiring 2015, that may be used to offset future taxable income. Therefore, no provision for income taxes has been provided.

         In addition, the Company has deferred tax assets of approximately $6,150 at June 30, 2001. The Company has not recorded a benefit from its net operating loss carryforward because realization of the benefit is uncertain and, therefore, a valuation allowance of ($6,150) has been provided for the deferred tax assets.

                            EFFECTIVE SPORT NUTRITION


                         REPORT AND FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 AND 1999

                            EFFECTIVE SPORT NUTRITION


                                    CONTENTS





                                                                            PAGE
                                                                            ----

Independent Auditor's Report                                                 1

Financial Statements:

     Balance Sheets                                                          2

     Statements of Operations                                                3

     Statements of Changes in Proprietor's Capital                           4

     Statements of Cash Flows                                                5

     Notes to Financial Statements                                           6

                          Independent Auditor's Report



To the Proprietor of
Effective Sport Nutrition


         I have audited the accompanying balance sheets of Effective Sport Nutrition, a proprietorship, as of December 31, 2000 and 1999, and the related statements of operations, changes in proprietor's capital, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

         I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

         In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Effective Sport Nutrition as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                         /s/ Quintanilla

                                         A Professional Accountancy Corporation
                                         Laguna Niguel, California


                                                                  June 30, 2001

                            EFFECTIVE SPORT NUTRITION


                                 BALANCE SHEETS

                           DECEMBER 31, 2000 AND 1999



                                     ASSETS
                                     ------

                                                                    2000               1999
                                                                    ----               ----
Current assets
   Cash                                                          $       2,426      $          30
   Accounts receivable, net                                                ---                ---
   Inventory                                                             3,181              3,607
                                                                 -------------      -------------

     Total current assets                                                5,607              3,637

Other assets                                                               ---                ---
                                                                 -------------      -------------

     Total assets                                                $       5,607      $       3,637
                                                                 =============      =============



                      LIABILITIES AND PROPRIETOR'S CAPITAL
                      ------------------------------------

Current liabilities
   Accounts payable and accrued expenses                                1,265                542
                                                                -------------      -------------

     Total current liabilities                                          1,265                542
                                                                -------------      -------------

Commitments and contingencies

Proprietor's capital                                                    4,342              3,095
                                                                -------------      -------------

    Total proprietor's capital                                          4,342              3,095
                                                                -------------      -------------

       Total liabilities and proprietor's capital               $       5,607      $       3,637
                                                                =============      =============





                See accompanying notes to financial statements.

                            EFFECTIVE SPORT NUTRITION


                            STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                                                2000               1999
                                                                                ----               ----
Revenues
   Sales                                                                    $      21,804       $      26,091
   Less: returns and allowances                                                       ---                 ---
                                                                            -------------       -------------

    Net revenues                                                                   21,804              26,091
                                                                            -------------       -------------

Cost of goods sold
    Inventory, beginning of year                                                    3,607               5,465
    Purchases                                                                      16,584              20,682
    Less: inventory, end of year                                                   (3,181)             (3,607)
                                                                            -------------       -------------

    Total cost of goods sold                                                       17,010              21,998
                                                                            -------------       -------------

Gross profit                                                                        4,794               3,551
                                                                            -------------       -------------

Operating expenses
   Advertising                                                                       ---                  125
   Occupancy                                                                        1,366                 519
   Office supplies and expense                                                        271               2,216
   Professional fees                                                                  147                  92
   Taxes                                                                            1,189                 923
   Telephone and utilities                                                            730               1,508
                                                                            -------------       -------------

    Total operating expenses                                                        3,703               5,383
                                                                            -------------       -------------

Loss from operations                                                                1,091              (1,829)
                                                                            -------------       -------------

Provision for income tax expense (benefit)                                            ---                 ---
                                                                            -------------       -------------

Net income (loss)                                                           $       1,091       $      (1,829)
                                                                            =============       =============

Pro forma net income (loss) per common share-- basic and diluted            $       .0001       $     (.00002)
                                                                           ==============       =============

Pro forma weighted average of common shares-- basic and diluted                12,050,000          12,050,000
                                                                           ==============       =============





                See accompanying notes to financial statements.

                            EFFECTIVE SPORT NUTRITION


                  STATEMENTS OF CHANGES IN PROPRIETOR'S CAPITAL

                     YEARS ENDED DECEMBER 31, 2000 AND 1999



                                                    2000               1999
                                                    ----               ----

Balance, beginning of year                    $        3,095       $     5,574

Capital contributions                                    500               ---

Capital distributions                                   (344)             (650)

Net income (loss)                                      1,091            (1,829)
                                              ---------------      ------------

Balance, end of year                          $        4,342       $     3,095
                                              ===============      ============






                See accompanying notes to financial statements.

                            EFFECTIVE SPORT NUTRITION

                            STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                                                           2000               1999
                                                                                           ----               ----
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                           $        1,091      $       (1,829)
                                                                                      ---------------     --------------
   Adjustments to reconcile net loss to net cash used in
    operating activities:
    Changes in operating assets and liabilities
       Increase in accounts receivable                                                            ---                ---
       Decrease in inventory                                                                      426              1,858
       Increase (decrease) in accounts payable and accrued expenses                               723               (182)
                                                                                      ---------------     --------------

          Net cash provided by (used in) operating activities                                   2,240               (153)
                                                                                      ---------------     --------------

CASH FLOWS FROM INVESTING ACTIVITIES                                                              ---                ---
                                                                                      ---------------     --------------

          Net cash provided by investing activities                                               ---                ---
                                                                                      ---------------     --------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Contributions of capital                                                                       500                ---
   Distributions of capital                                                                      (344)              (650)
                                                                                      ---------------     --------------

          Net cash provided by (used in) financing activities                                     156               (650)
                                                                                      ---------------     --------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                            2,396               (803)

CASH AND CASH EQUIVALENTS, beginning of period                                                     30                833
                                                                                      ----------------    --------------

CASH AND CASH EQUIVALENTS, end of period                                              $         2,426     $           30
                                                                                      ================    ==============


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Income taxes paid                                                                             ---                ---
                                                                                      ---------------     --------------
    Interest paid                                                                                 ---                ---
                                                                                      ---------------      -------------




                 See accompanying notes to financial statements.

                            EFFECTIVE SPORT NUTRITION


                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 AND 1999



Note 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

         Business Description - Effective Sport Nutrition (the "Company"), a proprietorship, sells the highest quality, most effective, nutritional supplements and products. The Company is located in Bismarck, North Dakota. The Company's financial statements are presented in accordance with generally accepted accounting principles. The accompanying financial statements have been prepared solely from the accounts of Effective Sport Nutrition, and the owner represents that they do not include his personal accounts or those of any other operation in which he is engaged. As further discussed in Note 5, the Company subsequently incorporated on March 1, 2001 under the laws of the State of Nevada.

         Cash and Cash Equivalents - For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

         Receivables - Receivables, if any, represent valid claims against debtors for sales or other charges arising on or before the balance-sheet date and are reduced to their estimated net realizable value. An allowance for doubtful accounts is computed on historical experience as a percentage (%) of sales when applicable.

         Inventory - Inventory is stated at the lower of cost or market; cost is based on the first-in, first-out method.

         Depreciation and Amortization - Depreciation and amortization is computed on the straight-line method over the estimated useful lives of the assets acquired. Acquired web sites are amortized over a three (3) year period.

         Fair Value of Financial Instruments - The carrying value of cash on hand, accounts receivable, accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

         Recognition of Sales and Costs of Goods Sold - The Company records sales of its products upon shipment and title passes to its customers. The Company provides an allowance for sales returns based on historical experience. Cost of goods sold consists of the purchase price of products sold including inbound and outbound shipping charges, if any.

         Income Taxes - The proprietorship itself is not a taxpaying entity for purposes of federal and state income taxes. Federal and state income taxes of the proprietor are computed on his total income from all sources; accordingly, no provision for income taxes is made in these statements. On March 1, 2001, the Company incorporated as discussed in Note 5. Accordingly, the pro forma provision for income tax expense (benefit) is approximately $165 and ($275) for the years ending December 31, 2000 and 1999, respectively.

                            EFFECTIVE SPORT NUTRITION


                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 AND 1999



Note 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

         Net Loss per Common Share - Pursuant to its subsequent incorporation on March 1, 2001, the Company adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 requires the reporting of basic and diluted earnings/loss per share. Basic loss per share is calculated by dividing net income (loss) by the weighted average number of outstanding common shares during the year. The pro forma net income
(loss) per common share is presented for analysis purposes within the Company's statements of operations in accordance with SFAS 128.

         Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires the proprietor to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         New Accounting Pronouncements - In March 2000, the Emerging Issues Task Force (EITF) of the FASB reached a consensus on EITF Issue 00-2, "Accounting for Web Site Development Costs." This consensus provides guidance on what types of costs incurred to develop Web sites should be capitalized or expensed. Upon incorporation in March 2001, the Company adopted this consensus on during 2000. Such capitalized costs, when applicable, are to be included in "Fixed assets, net" and will be depreciated over a period of two years.

         In September 2000, the EITF reached a final consensus on EITF Issue 00-10, "Accounting for Shipping and Handling Fees and Costs." This consensus requires that all amounts billed to a customer in a sale transaction related to shipping and handling, if any, represent revenue and should be classified as revenue.


NOTE 2 - COMMITTMENTS AND CONTINGENCIES

         The Company occupies office space within the proprietor's residence. Accordingly, occupancy costs have been allocated to the Company based on the square foot percentage assumed multiplied by the proprietor's total monthly costs. These amounts are shown in the accompanying statements of operations for each respective year ending December 31, 2000 and 1999.

         The Company's sales of nutritional supplements and products contain an unconditional money back guarantee. The proprietor represents that the Company has not had any history of returns that would be considered material to the accompanying financial statements.

                            EFFECTIVE SPORT NUTRITION


                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 AND 1999



NOTE 3 - ACCRUED EXPENSES

         Accrued Wages and Compensated Absences - The Company currently does not have any employees. The majority of development costs and services have been provided to the Company by the proprietor. As such, there is no accrual for wages or compensated absences as of December 31, 2000 and 1999.


NOTE 4 - RELATED PARTY TRANSACTIONS

         On occasion, the proprietor may contribute or withdraw funds from the Company. Accordingly, these amounts are shown in the accompanying statements of changes in proprietor's capital and are not considered advances to or from the Company.


Note 5 - SUBSEQUENT EVENT

         On March 1, 2001, the Company incorporated within the State of Nevada. Pursuant to its incorporation, the proprietor contributed the net assets of the Company to the newly formed corporation in exchange for 6,000,000 shares of common stock with a par value of $.001. The assets and related liabilities of the Company were contributed at historical costs to the new corporation as follows:

            Assets                                                    $ 5,644
            Liabilities assumed                                         (995)
                                                                     --------

            Net assets contributed                                   $  4,669
                                                                     ========

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
--------------------------------------------------------------------------

In May 2001, our Board of Directors appointed Quintanilla Accountancy Corporation, independent accountant, to audit our financial statements for the period from March 1, 2000 (date of formation) through March 31, 2001, and the financial statements of Effective Sport Nutrition, our predecessor entity, for the years ended December 31, 1999 and 2000. Prior to our appointment of Quintanilla Accountancy Corporation as our auditor, our financial statements had not been audited.

There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by the selling security holders has been passed upon by Stepp Law Group, located in Newport Beach, California.

                                     EXPERTS

Our financial statements for the period from March 1, 2000 (date of formation) through March 31, 2001, and the financial statements of Effective Sport Nutrition, our predecessor entity, for the years ended December 31, 1999 and 2000 appearing in this prospectus which is part of a Registration Statement have been reviewed and audited, respectively, by Quintanilla Accountancy Corporation, and are included in reliance upon such reports given upon the authority of Quintanilla Accountancy Corporation, as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

We have filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 with respect to the common stock offered by the selling security holders. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information regarding us and our common stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement.


                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
-----------------------------------------

Article V of our Bylaws provides, among other things, that our officers or directors shall not be personally liable to our shareholders or us for monetary damages for breach of fiduciary duty as an officer or director, except for liability

    o for any breach of such director's duty of loyalty to us or our security holders;
    o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
    o for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or
    o for any transaction from which such officer or director derived any improper personal benefit.

Accordingly, our officers or directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with each of our executive officers pursuant to which we will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
--------------------------------------------

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. The estimated expenses of issuance and distribution are set forth below.

========================================= ==================== ================
Registration Fees                         Approximately                $276.14
----------------------------------------- -------------------- ----------------
Transfer Agent Fees                       Approximately                $650.00
----------------------------------------- -------------------- ----------------
Costs of Printing and Engraving           Approximately                $500.00
----------------------------------------- -------------------- ----------------
Legal Fees                                Approximately              $7,500.00
----------------------------------------- -------------------- ----------------
Accounting Fees                           Approximately              $3,500.00
========================================= ==================== ================

Recent Sales of Unregistered Securities
---------------------------------------

There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In April 2001,we issued 134,000 shares of our common stock for $0.25 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. Specifically, the offer was made to "accredited investors", as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors. All of the non-accredited investors are sophisticated and have such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment. The value of the shares was arbitrarily set by us and had no relationship to our assets, book value, revenues or other established criteria of value. There were no commissions paid on the sale of those shares. The net proceeds were $33,500.

On March 5, 2001, we issued 4,050,000 shares of our common stock to our founding shareholders in exchange for services in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933, as amended. All of the non-accredited investors are sophisticated and have such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

On March 5, 2001, we issued 8,000,000 shares of our common stock to our officers and directors in exchange for the assets of the sole proprietorship in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of
Section 4(2) of the Securities Act of 1933, as amended. The shares were issued in exchange for the assets of the sole proprietorship Effective Sport Nutrition from Dan Saunders, Suzy Saunders and Don Saunders.

Exhibits
--------

         Copies of the following documents are filed with this Registration Statement as exhibits:

Exhibit No.
----------

1.                Underwriting Agreement (not applicable)

3.1               Articles of Incorporation*

3.2               Bylaws*

5.                Opinion Re: Legality*

8.                Opinion Re: Tax Matters (not applicable)

11.               Statement Re: Computation of Per Share Earnings**

15.               Letter on unaudited interim financial information
                  (not applicable)

23.1              Consent of Auditors

23.2              Consent of Counsel***

24. Power of Attorney is included on the Signature Page of the Registration Statement

* Included in Registration Statement on Form SB-2, which was filed on July 18, 2001.
*        Included in Financial Statements
**       Included in Exhibit 5



Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B.  We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on our behalf by the undersigned, in the city of Bismarck, North Dakota, on November 1, 2001.

                                   Effective Sport Nutrition Corporation,
                                   a Nevada corporation


                                   By:       /s/ Dan Saunders
                                            --------------------------------
                                            Dan Saunders
                                   Its:     President, Treasurer, and Director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:


/s/ Dan Saunders                                           November 1, 2001
--------------------------------------------
Dan Saunders
President, Treasurer, Director


/s/ Suzy Saunders                                          November 1, 2001
--------------------------------------------
Suzy Saunders
Vice President, Secretary, Director


/s/ Don Saunders                                           November 1, 2001
--------------------------------------------
Don Saunders
Director